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                                                                   EXHIBIT 10.30

                                 [Letterhead]

                                                      August 3, 1999

Gregory A. Silvestri
15 Cinnamon Lane
Clifton Park, New York  12065

    Re:   Employment Agreement
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Dear Greg:

    In consideration of your employment at-will at Plug Power, LLC ("Plug Power") as Senior Vice President of Operations, you are entitled solely to the following benefits in the event that you are terminated from Plug Power for any reason other than gross misconduct, negligence, theft, dishonesty, or fraud:
1) twelve (12) months salary continuation at a salary level of 50% of your base pay on the date of termination, and
2) continuation of your employee benefits and vesting in stock options for twelve (12) months following your termination date as if you were an employee of Plug Power.

    Please sign in the space provided below if you agree to the foregoing terms.

                                           Sincerely,

                                           /s/ Gary Mittleman

                                           Gary Mittleman
                                           President & CEO

I acknowledge and accept this Employment Agreement

/s/ Gregory A. Silvestri             August 6, 1999
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    Name                                 Date